Exhibit 99.1

Bausch + Lomb and ISTA Pharmaceuticals Announce Early Termination of Hart-Scott-Rodino Waiting Period

MADISON, NJ and IRVINE, CA, Apr 23, 2012 (MARKETWIRE via COMTEX) —Bausch + Lomb, the global eye health company, and ISTA Pharmaceuticals, Inc. (NASDAQ: ISTA), today announced that they received early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), in connection with Bausch + Lomb’s pending acquisition of ISTA. The early termination of the waiting period under the HSR Act satisfies one of the conditions for consummation of the transaction. The transaction, which was announced on March 26, 2012, is expected to close during the second quarter of 2012 and remains subject to certain other closing conditions, including approval by ISTA’s stockholders.

About ISTA Pharmaceuticals

ISTA Pharmaceuticals, Inc. is a fast growing and the third largest branded prescription eye care business in the United States with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The Company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $160 million in 2011. For additional information about ISTA, please visit the corporate website at www.istavision.com.

About Bausch + Lomb Bausch + Lomb is one of the best-known and most respected healthcare companies in the world. Its core businesses include contact lenses and lens care products, ophthalmic surgical devices and instruments, and ophthalmic pharmaceuticals. Founded in 1853, the company is headquartered in Rochester, N.Y., and employs roughly 11,000 people worldwide. Its products are available in more than 100 countries. More information is available at www.bausch.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed transaction involving ISTA and Bausch + Lomb. The proposed transaction will be submitted to the stockholders of ISTA for their consideration. In connection with the proposed transaction, ISTA filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) on April 23, 2012. ISTA and Bausch + Lomb plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS OF ISTA ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ THE FINAL PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to ISTA’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ISTA by contacting ISTA Investor Relations at 949-789-3159 or jherbert@istavision.com or by calling proxy solicitor Georgeson Inc. toll-free at 1-(888) 293-6812.

ISTA and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding ISTA’s directors and executive officers is contained in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement for its 2011 annual meeting of stockholders dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction is contained in the preliminary proxy statement filed by ISTA with the SEC on April 23, 2012. As of March 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,509,411 shares, or 13.15%, of ISTA’s common stock.

ISTA’S SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this press release related to the proposed transaction between Bausch + Lomb and ISTA, the expected timetable for completing the transaction, and any other statements about Bausch + Lomb or ISTA management’s future expectations, beliefs, goals, plans or prospects are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations are detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011.

For ISTA Investor Relations:

Lauren Silvernail

949-788-5302

lsilvernail@istavision.com

Jeanie Herbert

949-789-3159

jherbert@istavision.com

For General ISTA Media Relations:

Justin Jackson

Burns McClellan

212-213-0006

jjackson@burnsmc.com

For ISTA Trade Media Relations:

Tad Heitmann

BioComm Network

714-273-2937

theitmann@BioCommNetwork.com

For Bausch + Lomb Media Relations:

Adam Grossberg

(973) 615-3416

adam.grossberg@bausch.com

Teresa Panas

(973) 360-6382

Cell (862) 579 7186

Teresa.Panas@bausch.com